Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Tiffany Kanaga, 302-897-0668, tiffany.kanaga@elancoah.com

Media Contact: Colleen Parr Dekker, 317-989-7011, colleen.dekker@elancoah.com

For KindredBio: Katja Buhrer, 917-969-3438, katja.buhrer@kindredbio.com

Elanco Announces Agreement to Acquire Kindred Biosciences

Bolt-on Acquisition Accelerates Elanco’s Expansion in Pet Health

Elanco to host conference call for investment community at 8:00 am Eastern Time

•	Elanco will acquire all outstanding stock of Kindred Biosciences at a price of $9.25 per share, or approximately $440 million, a premium of 52% based on the 30-day average.

•	Transaction brings three potential blockbusters in the development phase, complements existing pipeline, and augments monoclonal antibody R&D capabilities.

•	Increasing Investor Day revenue from innovation expectation by $100 million, to $600 million to $700 million by 2025, with significant opportunity beyond the period.

•	Differentiated, disruptive portfolio in atopic dermatitis and other chronic unmet needs expected to unlock upside to Elanco’s long-term growth algorithm, with the potential to add a full percentage point of consistent annual revenue growth, starting in 2024, and expand the company’s margin over time.

•	Transaction and operating costs slightly dilutive to Elanco's reported and adjusted earnings per share in 2021 and 2022; net leverage goal below 3x extended three months to the end of the first quarter of 2024.

GREENFIELD, Ind. and SAN FRANCISCO (June 16, 2021) – Elanco Animal Health Incorporated (NYSE: ELAN) and Kindred Biosciences, Inc. (KindredBio, NASDAQ: KIN) today announced the parties have entered into a definitive agreement for Elanco to acquire KindredBio, a biopharmaceutical company focused on developing novel pet therapeutics based on validated human targets. The acquisition further accelerates Elanco’s expansion in the attractive pet health market, particularly advancing Elanco’s presence in the fast-growing billion-dollar dermatology category.

KindredBio brings three potential dermatology blockbusters expected to launch through 2025, as well as a number of additional R&D programs for other chronic disorders and unmet needs, including canine parvovirus. KindredBio’s innovative pipeline – added to Elanco’s own organic efforts – meaningfully augments Elanco’s ability to launch products, gain share, and grow in the dermatology market through fully accretive revenue dollars. Elanco anticipates the combination will add approximately $100 million to its previously stated innovation revenue expectation of $500 million to $600 million by 2025, with significant opportunity beyond the period.

“This highly complementary combination is focused in one of the most exciting spaces in pet health, and one where we see a strategic imperative to build a differentiated competitive offering,” said Jeff Simmons, president and CEO of Elanco. “It further accelerates our mix shift into pet health and advances our IPP strategy. Ultimately, we believe the combination positions Elanco to bring innovative solutions to veterinarians and pet owners in areas of unmet or under-served medical needs, fueling continued growth in the exciting pet therapeutic category and creating sustainable long-term value for shareholders.”

The acquisition agreement builds on Elanco’s existing relationship with KindredBio, which began with licensing the global commercial rights of KindredBio’s late-stage treatment for canine parvovirus, and continues Elanco’s proven approach as an innovation partner of choice.

“From the beginning, we have been focused at KindredBio on bringing the best medicines to our animal family members. With this transaction with Elanco, a widely respected leader in veterinary medicine with global reach, we will maximize the impact our innovative pipeline will have on improving the lives of pets,” said Richard Chin CEO and co-founder of KindredBio.

“This announcement is validation of KindredBio’s achievements as one of the world’s first veterinary biopharmaceutical companies, recognizing our track record in drug development and remarkably talented team,” added Denise Bevers, KindredBio director and co-founder. “KindredBio looks forward to continuing our mission to transform veterinary medicine as part of the Elanco family.”

The deal will expand Elanco’s omnichannel leadership complementing the company’s e-commerce and retail position by increasing its veterinary clinic presence in a leading therapeutic category and keeping the veterinarian at the center. This continues Elanco’s work to be a conduit for pet owners to the veterinarian. Dermatologic symptoms such as scratching and allergies are the number one reason pet owners visit the veterinarian today.

Transaction Details

Under the terms of the agreement, Elanco will acquire all outstanding stock of Kindred Biosciences at a price of $9.25 per share, or approximately $440 million, a premium of 52% based on the 30-day average. Elanco intends to fund the acquisition with pre-payable debt. Elanco expects to extend its leverage objective of under three times net leverage to Adjusted EBITDA by three months, from the end of 2023 to the end of the first quarter of 2024.

Elanco expects to unlock upside to its long-term growth algorithm, with the potential to add a full percentage point of consistent annual revenue growth, starting in 2024, and further expand the company’s margin potential over time. Transaction and operating costs will be slightly dilutive to Elanco's reported and adjusted earnings per share in 2021, with the impact expected to be concentrated in the fourth quarter, and also slightly dilutive to the full year 2022.

“Kindred Biosciences’ monoclonal antibody pipeline and capabilities are additive and complementary to what we’ve built within Elanco,” said Aaron Schacht, executive vice president Innovation, Regulatory and Business Development at Elanco. “This combination will bolster our opportunity for leadership in atopic dermatitis and allow us to deliver innovation of novel biologic therapeutics to treat other unmet disease challenges in pets.”

Elanco expects the transaction to close in the third quarter of 2021, subject to customary closing conditions, including approval by KindredBio’s shareholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. KindredBio’s Board has approved the proposed acquisition.

Elanco also reaffirmed second quarter 2021 revenue guidance of $1,225 million to $1,255 million, and full year 2021 revenue guidance of $4,670 million to $4,710 million.

Goldman Sachs is acting as financial advisors to Elanco and Covington & Burling LLP is acting as legal counsel. Barclays is acting as financial advisor to KindredBio and Morrison & Foerster LLP is acting as legal counsel.

Conference Call and Webcast

Elanco will host a conference call for the investment community today at 8:00 am Eastern Time to discuss the announcement. Investors, media and general public can access a live webcast of the conference call through the link posted on Elanco’s website at https://investor.elanco.com/events-and-presentations/default.aspx. A replay will also be available on the website shortly following the call.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability Pledges –all to advance the health of animals, people, and the planet. Learn more at elanco.com.

About Kindred Biosciences

Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company's strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.

For more information, visit: www.kindredbio.com

Important Information for Investors and Stockholders

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of Kindred Biosciences, Inc. (“KindredBio”) by Elanco Animal Health Incorporated (“Elanco” and such proposed acquisition, the “Merger”). KindredBio intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, KINDREDBIO’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDREDBIO AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by KindredBio (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing KindredBio’s website at www.kindredbio.com. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, CA 94010. Copies of the documents filed with the SEC by Elanco (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Elanco’s website at www.elanco.com.

Participants in the Merger Solicitation

Elanco, KindredBio, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from KindredBio’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of KindredBio’s stockholders in connection with the proposed Merger and a description of their direct and indirect interests therein, by security holdings or otherwise, will be set forth in the definitive proxy statement that KindredBio intends to file with the SEC when it becomes available. Information about Elanco’s directors and executive officers is set forth in Elanco’s definitive proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2021. Information about KindredBio’s directors and executive officers is set forth in KindredBio’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. These documents may be obtained as indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the proposed acquisition of KindredBio, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that Elanco believes or anticipates will or may occur in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties related to, among other things: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the inability to complete the Merger due to the failure to obtain KindredBio’s stockholder adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the Merger, including required regulatory approvals; the failure of the transaction to close for any other reason; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; diversion of management’s attention from ongoing business concerns and other risks and uncertainties that may affect future results of the combined company, including the risks described in the section entitled “Risk Factors” in Elanco’s and KindredBio’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Elanco nor KindredBio undertake any obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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